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EXHIBIT 23.1



               CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT
                             CHARTERED ACCOUNTANTS


We consent to the use of our report dated June 14, 2002, with respect to the financial statements of Icarian, Inc. as of and for the year ended December 31, 2001, included in the Current Report on Form 8-K/A of Workstream Inc. filed with the Securities and Exchange Commission on September 13, 2002.



/s/ PricewaterhouseCoopers LLP


Ottawa, Canada
September 12, 2002